Exhibit 99.1

Mogul Energy International, Inc. Focuses on Saskatchewan Properties

--Mogul Energy Announces Intention to Focus on Exploration of its Saskatchewan Properties--

Seattle, WA – November 12, 2007 -- Mogul Energy International, Inc. (OTCBB: MGUY; FSE: BKX) (the “Company”) announced today that it intends to focus on exploration of its leased oil and gas exploration properties in Saskatchewan, Canada, by financing a planned winter drill program.  The Company has a 100% interest in sixty-eight (68) separate freehold oil and gas exploration leases on approximately 9,300 acres situated in South East Saskatchewan (the “Saskatchewan Properties”).  In connection with the financing and exploration of the Saskatchewan Properties, the Company has commissioned an independent evaluation of reserve potential and intends to seek a cross-listing of its shares on the TSX Venture Exchange (“TSX-V”), subject to TSX-V approval.

The Company previously executed a Letter of Intent (“LOI”) with Sea Dragon Energy Inc. (“Sea Dragon”), a private Canadian company, to execute a business combination that would increase the Company’s interest in the EWA Concession from 20% to 60%.  However, after further analysis and negotiation, Sea Dragon and the Company have agreed not to proceed with the business combination contemplated by the LOI.  As such, the Company does not intend to complete the business combination contemplated in the LOI, and intends to focus on its planned Saskatchewan drilling program.

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company with headquarters in Seattle, Washington, and an exploration office in Cairo, Egypt. Mogul Energy has acquired a portfolio of oil and gas properties in the Gulf of Suez, Egypt and South East Saskatchewan, Canada.

The common shares of Mogul Energy are quoted on the OTC Bulletin Board (OTCBB) system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in Egypt and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.